UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Forestar Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NEWS

RELEASE

FORESTAR CONFIRMS RECEIPT OF UNSOLICITED ACQUISITION PROPOSAL

AUSTIN, Texas—June 5, 2017— Forestar Group Inc. (“Forestar” or the “Company”) (NYSE: FOR) today confirmed that on June 5, 2017 Forestar’s board of directors received an unsolicited, nonbinding proposal from D.R. Horton, Inc. (“D.R. Horton”) to acquire 75% of the outstanding shares of Forestar common stock for $16.25 in cash.

Forestar previously announced that it had entered into a merger agreement with Starwood Capital Group (“Starwood”) on April 13, 2017 pursuant to which Starwood would acquire all of the outstanding shares of Forestar common stock for $14.25 per share in cash, or a total of approximately $605 million.

Consistent with the terms of the merger agreement with Starwood and its fiduciary duties, Forestar’s board of directors, in consultation with its financial and legal advisors, will promptly and carefully review and consider the D.R. Horton proposal to determine the course of action that it believes is in the best interest of the Company and its stockholders. Forestar’s board of directors has not made any determination as to whether the proposal constitutes, or could reasonably be expected to lead to, a superior proposal under the terms of the Starwood merger agreement. There can be no assurance that any transaction or definitive agreement will result from D.R. Horton’s proposal.

Forestar’s board of directors continues to recommend that Forestar’s stockholders vote in favor of adoption of the Starwood merger agreement.  Forestar’s board of directors is not modifying, withdrawing, amending or qualifying its recommendation with respect to the Starwood merger agreement and the merger contemplated thereby, or proposing to do so, and is not making any recommendation with respect to the D.R. Horton proposal.

JMP Securities LLC is acting as financial advisor to the Company and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor.

About Forestar Group

Forestar is a residential and mixed-use real estate development company. At first quarter-end 2017, we own directly or through ventures interests in 49 residential and mixed-use projects comprised of approximately 4,400 acres of real estate located in 10 states and 14 markets. In addition, we own interests in various other assets that have been identified as non-core that the company is divesting opportunistically over time. At first quarter-end 2017, our remaining non-core assets principally include, 19,000 acres of timberland and undeveloped land (including mitigation banking), four multifamily assets and approximately 20,000 acres of groundwater leases in central Texas. Forestar operates in three business segments: real estate, mineral resources and other. Forestar’s address on the World Wide Web is www.forestargroup.com.

Forestar Group Inc.

Charles D. Jehl, 512-433-5229

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “will,” “expect,” “believe,” “future” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transaction between Forestar and Starwood. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the competitive ability and position of Starwood following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or at all, including that the required approval by the shareholders of Forestar may not be obtained; (2) there may be a material adverse change of Forestar or the business of Forestar may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; (5) changes in economic conditions, political conditions, changes in federal or state laws or regulation may occur; and (6) other risk factors as detailed from time to time in Forestar’s reports filed with the Securities and Exchange Commission (the “SEC”), including Forestar’s Annual Report on Form 10-K for the year ended December 31, 2016 and Forestar’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, which are available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Neither Forestar nor Starwood undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger transaction, Forestar has filed a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to Forestar’s stockholders.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT FORESTAR AND THE TRANSACTION. Investors are able to obtain the definitive proxy statement, as well as other filings containing information about Forestar, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Forestar’s SEC filings in connection with the transaction, free of charge, from Forestar’s Web site (www.Forestargroup.com) under the link “Investor Relations” and then under the link “Financial and SEC Reporting” and then under the tab “SEC Filings,” or by directing a request to Forestar, Charles D. Jehl, Chief Financial Officer.

Participants in the Merger Solicitation

The directors, executive officers and employees of Forestar and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Forestar’s directors and executive officers is available in its definitive proxy statement for its 2017 annual meeting of stockholders filed with the SEC on March 28, 2017. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation is included in the definitive proxy statement.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.